UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2026

TD SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 668-3400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting of Stockholders of TD SYNNEX Corporation (the “Company”) held on March 25, 2026, the stockholders approved an amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation, as amended, to permit stockholders owning at least 25% of the Company’s outstanding common stock (the “Required Percent”) to call a special meeting of stockholders, subject to certain notice, information, and other requirements set forth in the Company’s bylaws. The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on March 25, 2026.

In connection with the stockholder approval of the Charter Amendment and effective upon the filing thereof on March 25, 2026, the Board of Directors (the “Board”) adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to amend and restate the Company’s prior bylaws, solely to revise Article 2 to provide procedures for and limitations on the calling of special meetings of stockholders, as described below:

•that the Required Percent must be a “net long position” that has been continuously held by the requesting stockholders for at least one year as of the date the special meeting request is submitted to the Company and that the requesting stockholders provide the requisite documentary evidence of such position and holding period;

•that a stockholder would be deemed to “own” only those outstanding shares of the Company’s common stock as to which the stockholder possesses the sole voting, economic, and disposition rights pertaining to such shares;

•that any disposition of shares that count toward the Required Percent would be treated as a revocation of a stockholder request for a special meeting with respect to those shares;

•that stockholders requesting a special meeting must furnish, among other items, information that is the same in all material respects as would be required when stockholders seek to nominate a candidate for director or propose other business to be brought before a meeting of stockholders under the Bylaws; and

•that a special meeting is not required to be called in response to a request that (i) does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws; (ii) relates to an item of business that is not a proper matter for stockholder action under applicable law; (iii) is received by the Company during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates the laws and regulations regarding the solicitation of proxies.

The foregoing description of the Charter Amendment and the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3(i).1 to this Current Report on Form 8-K, and the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3(ii).1 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As described above, the Company held its Annual Meeting of Stockholders on March 25, 2026 at which the following occurred:

Proposal 1: Election of ten directors to hold office until the 2027 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Ann Vezina	70,066,648	236,593	3,755,664
Patrick Zammit	70,063,158	240,083	3,755,664
Kathleen Crusco	69,902,225	401,016	3,755,664
Ting Herh	62,812,363	7,490,878	3,755,664
Richard Hume	70,028,300	274,941	3,755,664
Kenneth Lamneck	69,807,727	495,514	3,755,664
Nayaki Nayyar	70,187,131	116,110	3,755,664
Dennis Polk	69,431,929	871,312	3,755,664
Claude Pumilia	70,233,747	69,494	3,755,664
Merline Saintil	67,042,027	3,261,214	3,755,664

Proposal 2: The advisory vote to approve the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
68,244,812	1,989,264	69,165	3,755,664

Proposal 3: The vote to ratify the selection of KPMG LLP as the Company’s independent registered public accountants by the Audit Committee of the Board was as follows:

FOR	AGAINST	ABSTAIN
72,949,899	870,595	238,411

Proposal 4: The vote to adopt the amendment to the Company’s Restated Certificate of Incorporation, as amended, to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
70,119,390	137,044	46,807	3,755,664
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

3(i).1	Certificate of Amendment to Restated Certificate of Incorporation of TD SYNNEX Corporation.

3(ii).1	Amended and Restated Bylaws of TD SYNNEX Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary